UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 20, 2013

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois St Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

  Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On August 20, 2013, the management of JBI, Inc. (the “Company”) announced to the employees of its recycling facility in Thorold, Ontario its plan to close operations at the facility over the next several weeks, at which time all eight employees at the facility will be terminated. The closing of the recycling facility is part of the Company’s strategic plan to aggressively reduce costs and focus on its core business, Plastic2Oil® or P2O®. The recycling facility operations primarily consist of accepting, separating and processing mixed paper and cardboard for sale to paper mills and various grades of plastic waste for processing into fuel products at the Company’s Niagara Falls, New York facility. In making this decision, management expects that it will be more cost-efficient to obtain plastic waste from existing sources which do not require significant additional processing before being fed into the Company’s P2O processors. Furthermore, sales of paper fiber were declining and not aligned with the Company’s core business.  Based on operational data from the first six months of 2013, the Company estimates total annualized cost savings as a result of these measures to be approximately $800,000.

The Company expects to incur expenses and charges during the third quarter of 2013 in connection with the closing of recycling facility. These expenses and charges, which cannot be reasonably estimated at this time, will include, without limitation, the following major components: (i) those associated with the early termination of the lease for 18,000 square feet of space used in the operation of the recycling facility; (ii) those associated with the separation from employment of the eight employees at the recycling facility; (iii) those associated with the liquidation and redeployment of assets; and (iv) possible impairment of assets. An amendment to this Form 8-K will be filed when estimates for these expenses and charges are determined.

On August 26, 2013, the Company issued a press release announcing the closing of the operations at its recycling facility. A copy of the press release is attached hereto as Exhibit 99.1.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected financial effect of the closing including estimate of costs. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this Report regarding the expected costs, savings, and timing of the closing of the Company’s recycling facility as well as the reduction in workforce at such facility. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections, including unexpected adjustments made in connection with the preparation and review of the Company’s financial statements. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

August 26, 2013	By:	/s/ Nicholas J. Terranova
	Name:	Nicholas J. Terranova
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 26, 2013